Exhibit 99.1

Zymeworks Adds Experienced Executives to Management Team to Support

Expanding Clinical Development

Vancouver, Canada (April 30, 2019) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced it has expanded its leadership team with the hiring of three new vice presidents to support the Company’s expanded global clinical development: Mark Hollywood, Senior Vice President, Technical and Manufacturing Operations; Neil Josephson, M.D., Vice President, Clinical Research; and Bruce Hart, Ph.D., Vice President, Regulatory Affairs. Zymeworks has also promoted David Poon, Ph.D., to Vice President, Business Development and Alliance Management.

“Adding these seasoned professionals to our leadership team further expands the critical expertise required to advance our promising therapeutic candidates,” said Ali Tehrani, Ph.D., President and Chief Executive Officer of Zymeworks. “These highly skilled individuals complement the team already in place as we work to bring new medicines to patients. With an expanding portfolio of clinical trials, increasing interaction with regulatory agencies, and scaling-up production of clinical materials, they will be able to make immediate and meaningful contributions to our accelerated development efforts.”

Senior Vice President, Technical and Manufacturing Operations

As Zymeworks’ Senior Vice President, Technical and Manufacturing Operations, Mr. Hollywood will be responsible for the manufacturing, quality, and regulatory compliance of Zymeworks’ lead assets as they advance towards potential commercialization. Mr. Hollywood brings 25 years of experience in the biopharmaceutical industry, most recently as Vice President and Head of ZymoGenetics, Inc. (a Bristol-Myers Squibb company) where he had overall management responsibility and led the business in supporting biologics portfolio deliverables including technical and manufacturing operations for development and commercial-stage programs.

Vice President, Clinical Research

As Vice President, Clinical Research, Dr. Josephson will lead the advancement of Zymeworks’ clinical pipeline as the Company prepares for the expansion of ZW25 into Europe and into the Asia-Pacific region with our recent partner BeiGene, Ltd., as well as the acceleration of clinical activities for ZW49. Before joining Zymeworks, Dr. Josephson was a Vice President of Clinical Development at Seattle Genetics, Inc. where he worked on multiple early and late-stage programs, including leading the front-line approval of ADCETRIS® for the treatment of Hodgkin’s lymphoma.

Vice President, Regulatory Affairs

As Vice President, Regulatory Affairs, Dr. Hart will be responsible for leading Zymeworks’ regulatory activities as the Company progresses into later stages of clinical development and expands development opportunities worldwide. Dr. Hart brings over 20 years of regulatory affairs experience, including 15 years at Seattle Genetics where he led the buildout of the regulatory affairs team and served as the regulatory lead for ADCETRIS® from the initiation of clinical testing through FDA approval.

Vice President, Business Development and Alliance Management

As Vice President, Business Development and Alliance Management, Dr. Poon will continue to be responsible for expanding Zymeworks’ strategic partnerships for therapeutic programs and platform technologies. Dr. Poon has held positions of increasing responsibilities during his 11-year tenure at Zymeworks and has been instrumental in establishing its strategic pharma and academic partnerships and collaborations, as well as overseeing competitive intelligence and alliance management.

For detailed biographies of our management team, please visit https://ir.zymeworks.com/Management.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. The Company’s suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel Azymetric™ bispecific antibody currently in Phase 2 clinical development. The Company’s second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep preclinical pipeline in immuno-oncology and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through multiple strategic partnerships with eight global biopharmaceutical companies. For more information, visit www.zymeworks.com.

Zymeworks Cautionary Note Regarding Zymeworks’ Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements that relate to the advancement of Zymeworks’ therapeutic candidates and assets through clinical development to commercialization, Zymeworks’ ability to bring new medicines to patients, the geographic expansion of Zymeworks’ activities, the potential for worldwide development opportunities, future contributions by the new Vice Presidents and other information that is not historical information. When used herein, words and phrases such as “advance”, “will,” “work to,” “progresses into” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Annual Report on Form 10-K for its year ended December 31, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Angela Bitting

(925) 202-6211

a.bitting@comcast.net